SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                           ---------------------------


                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                   NYFIX, INC.
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             (Exact name of Registrant as specified in its charter)


          New York                                       06-1344888
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(State or other jurisdiction                (I.R.S. employer identification no.)
of incorporation or organization)


333 Ludlow Street, Stamford, Connecticut                         06902
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(Address of principal executive offices)                       (Zip code)


If this form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. |X|

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. / /

Securities Act registration statement file number to which this form relates:


Securities to be registered pursuant to Section 12(b) of the Act:



           Title of each class               Name of Each Exchange on Which Each
           to be so registered                    Class is to be Registered
           -------------------               -----------------------------------

     Preference Share Purchase Rights              American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:


                                (Title of Class)

Item 1.           Description of Securities To Be Registered.

                  Item 1 is hereby amended by adding the following paragraph:

                  On October 25, 1999, NYFIX, Inc. (formerly known as Trinitech Systems, Inc.) (the "Company") entered into an amendment (the "First Amendment") to the Rights Agreement (the "Rights Agreement"), dated as of September 1, 1997, between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (the "Rights Agent"). The First Amendment, entered into by and between the Company and the Rights Agent, amends the Rights Agreement to change the name of the Company, where it appears in the Rights Agreement, to reflect the Company's new name, NYFIX, Inc. The First Amendment is attached hereto as Exhibit 3 and incorporated herein by reference.


Item 2.           Exhibits.

                  Item 2 is hereby amended by adding a new Exhibit 3 as follows:

                  3. First Amendment to Rights Agreement, dated as of October 25, 1999, between Trinitech Systems, Inc. and ChaseMellon Shareholder Services, L.L.C.

                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: October 28, 1999                      NYFIX, INC.



                                             By: /s/ Peter Kilbinger Hansen
                                                 --------------------------
                                                 Name: Peter Kilbinger Hamsen
                                                 Title: President

                                  EXHIBIT LIST


3. First Amendment to Rights Agreement, dated as of October 25, 1999, between Trinitech Systems, Inc. and Chase Mellon Shareholder Services, L.L.C.